Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

GENERAL MOTORS CORPORATION

General Motors Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is General Motors Corporation.

SECOND: The date of filing of the Corporation’s original Certificate of Corporation with the Secretary of State of the State of Delaware was October 13, 1916.

THIRD: The date of filing of the Corporation’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was March 1, 2004.

FOURTH: On June 1, 2009, the Corporation and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case Nos. 09-50026 (REG), 09-50027 (REG), 09-50028 (REG) and 09-13558 (REG), respectively). This Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 303 of the Delaware General Corporation Law (the “DGCL”), pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the transactions contemplated by that certain Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009, as amended, by and among the Corporation, certain of its direct and indirect subsidiaries, and NGMCO, Inc., as approved on July 5, 2009 by order (the “Order”) of the Bankruptcy Court. Provision for amending the Restated Certificate of Incorporation of the Corporation to change the name of the Corporation is contained in the Order of the Bankruptcy Court having jurisdiction for the reorganization proceedings of the Corporation under the Federal Bankruptcy Code.

FIFTH: Article First of the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

“The name of the Corporation is Motors Liquidation Company”

SIXTH: That this Certificate of Amendment shall be effective upon filing.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of this 9 day of July, 2009.

GENERAL MOTORS CORPORATION

By:	/s/ Niharika Ramdev
Name:	Niharika Ramdev
Title:	Assistant Treasurer